UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

INCEPTION GROWTH ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41134	86-2648456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 Washington Street New York, NY	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 636-6638

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of a share of common stock	IGTAU	OTC Markets Group, Inc
Common Stock, par value $0.0001 per share	IGTA	OTC Markets Group, Inc
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	IGTAW	OTC Markets Group, Inc
Rights, each to receive one-tenth of one share of common stock	IGTAR	OTC Markets Group, Inc

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the Special Meeting of Stockholders on October 9, 2025 (the “Meeting”), Inception Growth Acquisition Limited (the “Company”) had on October 9, 2025 entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, as amended on March 13, 2023, September 8, 2023, June 4, 2024, December 6, 2024 and June 5, 2025, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) by four (4) times for an additional one month each time from October 13, 2025 to February 13, 2026 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on October 9, 2025, the Company filed the fifth amendment to the amended and restated certificate of incorporation on October 9, 2025 (the “Charter Amendment”), giving the Company the right to extend the date by which the Company has to consummate a business combination from October 13, 2025 (the date that is 46 months from the closing date of the IPO) to February 13, 2026 (the date that is 50 months from the closing date of the IPO).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 10, 2025, the record date for the Meeting, there were 2,814,162 shares of common stock of the Company entitled to vote at the Meeting. On October 9, 2025, the Company held the Meeting, of which 1,662,494 (or approximately 59.08%) shares of common stock of the Company entitled to vote, were represented in the Meeting either in person or by proxy.

The final results for each of the matters submitted to a vote of Company stockholders at the Meeting are as follows:

1. Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, as amended on September 8, 2023, June 4, 2024, December 6, 2024 and June 5, 2025 to extend the date by which the Company has to consummate a business combination from October 13, 2025 (the date that is 46 months from the closing date of the IPO) to February 13, 2026 (the date that is 50 months from the closing date of the IPO). Approval of the Charter Amendment required the approval of at least fifty percent (50%) of outstanding shares of common stock which were present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,661,934	560	0	0

2. Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of December 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as amended on March 13, 2023, September 8, 2023, June 4, 2024, December 6, 2024 and June 5, 2025, to provide the Company with the discretion to extend the date on which to commence liquidating the Trust Account by four (4) times for an additional one (1) month each time from October 13, 2025 to February 13, 2026 by depositing into the trust account an aggregate amount equal to $0.075 multiplied by the number of Public Share that has not been redeemed for each one-month extension. Approval of the Trust Amendment required the approval of at least fifty percent (50%) of outstanding shares of common stock present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,662,374	100	0	0

As there were sufficient votes to approve the above proposals, Proposal No. 3, the “Adjournment Proposal” described in the Company’s definitive proxy, which was filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2025 was not presented to the stockholders.

Item 8.01. Other Events.

In connection with the stockholders vote at the Meeting, 100 shares of common stock were tendered for redemption. Following such redemption, the amount of funds remaining in the trust account is approximately $2,201,073.74.

The Company issued the press release filed herewith on October 14, 2025, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Fifth Amendment to the Amended And Restated Certificate of Incorporation
10.1	Amendment to the investment management trust agreement with Continental Stock Transfer & Trust Company dated as of October 9, 2025
99.1	Press Release dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Growth Acquisition Limited

Dated: October 14, 2025	/s/ Cheuk Hang Chow
Cheuk Hang Chow
Chief Executive Officer

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